As filed with the Securities and Exchange Commission on September 4, 2020

File No. – 333-240364

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1

Amendment No. 1

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

PIPERGY, INC.

(Exact name of registrant as specified in its charter)

Wyoming	4617	84-4162136
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code)	(I.R.S. Employer Identification No.)

2096 Skull Creek Road

Four Corners, WY 82715

Telephone: (307) 746-8673

(Address and telephone number of registrant's principal executive offices)

Thomas J. Mohnen

2096 Skull Creek Road

Four Corners, WY 82715

Telephone: (307) 746-8673

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all Correspondence to:

J.M. Walker & Associates

Attorneys At Law

7841 S. Garfield Way

Centennial, Colorado

Telephone: (303) 850-7637

Facsimile: (303) 482-2731

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box: [x]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this form is a post-effective amendment filed pursuant to Rule 462 (d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a small reporting registrant.

Large accelerated filer      [ ]Accelerated filer                     [ ]

Non-accelerated filer        [ ]Smaller reporting registrant [x]

Emerging growth company   [x]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Calculation of Registration Fee

Title of Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (1)(2)
Common Stock, par value $0.001 per share	12,500,000	$2.00	$25,000,000	$3,245.00
Common Stock, par value $0.001 per share (3)	3,100,000	$2.00	6,200,000	804.76
	15,600,000		$31,200,000	$4,049.76

(1)The registration fee for securities is based on an estimate of the proposed maximum offering price of the securities, and such estimate is solely for the purpose of calculating the registration fee pursuant to Rule 457(o).

(2)Amount of registration fee is calculated based on proposed maximum aggregate offering price multiplied by 0.0001298 based on the filing fee rate issued by the Securities and Exchange Commission for the period between October 1, 2019 and September 20, 2020.

(3) represents common shares being registered being offered for resale by selling stockholders.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS - SUBJECT TO COMPLETION, DATED SEPTEMBER 4, 2020

PIPERGY, INC.

Up to a Maximum of 12,500,000 Common Shares

3,100,000 Common Shares to be offered for resale by Selling Stockholders

This prospectus relates to the sale of up to 12,500,000 common shares, $0.001 par value per share of Pipergy, Inc., a Wyoming corporation. The common shares are being sold at $2.00 per share for an aggregate offering of $25,000,000. If we do not sell at least 903,000 common shares for a total of $1,806,000, we may not have sufficient funds to enable us to implement our business plan within the next twelve months.

This prospectus also relates to the sale of up to 3,100,000 common shares, par value of $0.001 by selling stockholders (“Selling Stockholders”). The prices at which the Selling Stockholders may sell the common shares will be determined by the prevailing market price for the common shares or in negotiated transactions.

The offering will commence on the effective date of this prospectus and will terminate on or before September 30, 2021.  In our sole discretion, we may terminate the offering before all of the common shares are sold.

There is no market for our securities.  Our common stock is presently not traded on any public market or securities exchange, and we have not applied for listing or quotation on any public market.  We intend to apply to be registered on the NASD OTCQB.

Our auditor has expressed substantial doubt as to our ability to continue as a going concern.

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012, and, as such, have elected to comply with certain reduced public company reporting requirements for this prospectus and other filings with the Securities and Exchange Commission.

Investing in our common shares involves a high degree of risk. You should purchase common shares only if you can afford a complete loss. See “Risk Factors” beginning on page 6.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Common Share	Underwriter’s discounts and commissions	Total
Offering Price of primary offering	$2.00	$0.00	$25,000,000
Proceeds to Company, before expenses(1)	$2.00	$0.00	$25,000,000
Offering Price by Selling Stockholders	$2.00	$0.00	$6,200,000
Proceeds to Selling Stockholders, before expenses(2)	$2.00	$0.00	$6,200,000

(1)We will sell the common shares ourselves and do not plan to use underwriters or pay any commissions.  We will be selling our common shares using our best efforts and no one has agreed to buy any of our common shares.  There is no minimum amount of common shares we must sell.  As such, no funds raised from the sale of our common shares will go into escrow, trust or another similar arrangement.  Because there is no minimum to our offering, if we fail to raise enough capital to commence operations, investors could lose their entire investment and will not be entitled to a refund.

(2)The Selling Stockholders may sell or otherwise dispose of the common shares covered by this prospectus in a number of different ways and at varying prices. We provide more information about how the Selling Stockholders may sell or otherwise dispose of their common shares in the section entitled "Plan of Distribution." The Selling Stockholders will pay all brokerage fees and commissions and similar expenses. We will pay all expenses (except brokerage fees and commissions and similar expenses) relating to the registration of the common shares with the Securities and Exchange Commission. Each Selling Stockholder is an "underwriter" within the meaning of the Securities Act of 1933, as amended.

TABLE OF CONTENTS

Page

Prospectus Summary6

Risk Factors7

Forward Looking Statements15

Use of Proceeds17

Plan of Distribution18

Description of Business20

Dilution22

Dividend Policy22

Management's Discussion and Analysis of Financial Condition and Results of Operations23

Directors, Executive Officers, Promoters and Control Persons25

Security Ownership of Certain Beneficial Owners and Management30

Certain Relationships and Related Transactions31

Description of Capital Stock32

Selling Stockholders33

Shares Eligible for Future Sale33

Disclosure of Commission Position on Indemnification for Securities Act liabilities34

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure34

Market for Common Stock and Related Stockholder Matters34

Experts35

Legal Proceedings35

Legal Matters35

Where You Can Find More Information36

Financial Statements (Audited)37

Unless otherwise specified or the context otherwise requires, references in this prospectus to "we", "our" and "us" and the "Company" refer to Pipergy, Inc.

You should rely only on the information contained in this prospectus or contained in any free writing prospectus prepared by or on behalf of us or to which we have referred you. Neither we nor the Selling Stockholders have authorized anyone to provide you with information that is different from that contained in such prospectuses. We are offering to sell our common shares and seeking offers to buy common shares, only in jurisdictions where such offers and sales are permitted. The information in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of our common stock. Our business, financial condition, results of operations and prospects may have changed since that date.

In this prospectus, we rely on and refer to information and statistics regarding our industry. We obtained this statistical, market and other industry data and forecasts from publicly available information. While we believe that the statistical data, market data and other industry data and forecasts are reliable, we have not independently verified the data.

For investors outside of the United States: we have not done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to this offering and the distribution of this prospectus.

INDUSTRY AND MARKET DATA

This prospectus contains estimates and other statistical data made by independent parties and by us relating to market size and growth and other data about our industry. We obtained the industry and market data in this prospectus from our own research as well as from industry and general publications, surveys and studies conducted by third parties. This data involves a number of assumptions and limitations and contains projections and estimates of the future performance of the industries in which we operate that are subject to a high degree of uncertainty, including those discussed in "Risk Factors." We caution you not to give undue weight to such projections, assumptions and estimates. Further, industry and general publications, studies and surveys generally state that they have been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information. While we believe that these publications, studies and surveys are reliable, we have not independently verified the data contained in them. In addition, while we believe that the results and estimates from our internal research are reliable, such results and estimates have not been verified by any independent source.

PROSPECTUS SUMMARY

To understand this offering fully, you should read the entire prospectus carefully, including the risk factors beginning on page 6 and the financial statements.

The Company:Pipergy Inc. was incorporated in the State of Wyoming on January 3, 2020.  The Company is in good standing in the State of Wyoming and in any jurisdiction where it is qualified to do business.

The Company is in the development stage.  To date, our operations have consisted mainly of creating our infrastructure and obtaining the interim funds to pursue this offering.

The Company specializes in the maintenance of oil and gas pipelines as well as in fabrication.  They will offer pipeline industry services such as station work, fabrication, repair, and internal and external jobsite data support.

Our principal executive offices are located at 2096 Skull Creek Road, Four Corners, WY 82715.  Our telephone number is (307) 746-8673.

Operations:The Company offers pipeline industry services such as station work, fabrication, repair, and internal and external jobsite data support.

Common Shares Being Offered

For Resale by the Selling

Stockholders:3,100,000 common shares

Common Shares Outstanding

Prior to the Offering:32,452,000 common shares

Common Shares Outstanding

after the Offering: 44,952,000 common shares

Terms of Offering:Primary Offering.  We will sell the common shares ourselves and do not plan to use underwriters or pay any commissions.  We will be selling our common shares using our best efforts and no one has agreed to buy any of our common shares.  There is no minimum amount of common shares we must sell.  As such, no funds raised from the sale of our common shares will go into escrow, trust or another similar arrangement.  Because there is no minimum to our offering, if we fail to raise enough capital to commence operations, investors could lose their entire investment and will not be entitled to a refund.

Selling Stockholders’ Offering.  The Selling Stockholders may sell or otherwise dispose of the common shares covered by this prospectus in a number of different ways and at varying prices. We provide more information about how the Selling Stockholders may sell or otherwise dispose of their common shares in the section entitled "Plan of Distribution." The Selling Stockholders will pay all brokerage fees and commissions and similar expenses. We will pay all expenses (except brokerage fees and commissions and similar expenses) relating to the registration of the common shares with the Securities and Exchange Commission. Each Selling Stockholder is an "underwriter" within the meaning of the Securities Act of 1933, as amended.

Termination of the

 Offering:  The offering will commence on the effective date of this prospectus and will terminate on or before September 30, 2021.  In management’s sole discretion, we may terminate the offering before all of the common shares are sold.

Use of Proceeds:Primary Offering  We will use the proceeds of this offering to purchase capital assets, to pursue marketing, mergers and acquisitions, and any other pursuits deemed necessary for the furtherance of our business plan, and general working capital, which includes compensation to our officers and employees, rent, and other general and administrative expenses.

Should we be unable to raise at least $6,250,000, we would give priority to allocating capital to complete everything necessary to be ready to meet our SEC reporting requirements.  Any remaining capital would be used to fund working capital needs.

Selling Stockholders’ Offering. The Selling Stockholders will receive all of the proceeds from the sale of the common shares offered for sale by them under this prospectus.  We will not receive proceeds from the sale of the common shares by the Selling Stockholders.

Risk Factors:The common shares offered hereby involve a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment.

RISK FACTORS

A purchase of common shares offered hereby involves a very high degree of risk and is suitable only for persons of substantial means who have no need for liquidity with respect to an investment in the Company and who can risk the loss of their entire investment.  Our business will be subject to numerous risk factors, including the following:

Risks Related to the Offering

1.You could lose your entire investment.

The securities offered hereby are highly speculative, involve a high degree of risk and should not be purchased by any person who cannot afford the loss of the entire investment. A purchase of our common shares in this offering would be unsuitable for a person who cannot afford to sustain such a loss.

2.There is no market through which our common shares may be sold

There is currently no market through which our common shares may be sold and the purchasers of such common shares may not be able to resell such securities purchased in this offering.  There can be no assurance that a secondary market will develop for our common shares or that any secondary market which does develop will continue.  This may affect the pricing of our shares in the secondary market, if any, the transparency and availability of trading prices, the liquidity of the shares and the extent of regulation of such shares.

The offering price of the common shares were determined by management and may bear no relationship with the price at which the common shares will trade subsequent to the offering.

3.We may need additional capital in the future, which may not be available to us on favorable terms, or at all, and may dilute your ownership of our common stock.

We currently rely on outside financing to fund our operations, capital expenditures and expansion. We may require additional capital from equity or debt financing in the future to:

a)   fund our operations;

b)   respond to competitive pressures;

c)   take advantage of strategic opportunities, including more rapid expansion of our business or the acquisition of complementary products, technologies or businesses; and

d)   develop new products or enhancements to existing products.

We may not be able to secure timely additional financing on favorable terms, or at all. The terms of any additional financing may place limits on our financial and operating flexibility. If we raise additional funds through issuances of equity, convertible debt securities or other securities convertible into equity, our existing stockholders could suffer significant dilution in their percentage ownership of the Company, and any new securities we issue could have rights, preferences and privileges senior to those of our common stock.  If we are unable to obtain adequate financing or financing on terms satisfactory to us, if and when we require it, our ability to grow or support our business and to respond to business challenges could be significantly limited.

4.We may expand through acquisitions of, or investments in, other companies or through business relationships, all of which may result in additional dilution to our stockholders and consumption of resources that are necessary to sustain our business.

One of our business strategies is to acquire competing or complementary services, technologies or businesses.   In connection with one or more of those transactions, we may:

a)issue additional equity securities that would dilute our stockholders;

b)use cash that we may need in the future to operate our business;

c)incur debt on terms unfavorable to us or that we are unable to repay;

d)incur large charges or substantial liabilities;

e)encounter difficulties retaining key employees of the acquired company or integrating diverse business cultures;

f)become subject to adverse tax consequences, substantial depreciation or deferred compensation charges; and

g)encounter unfavorable reactions from investment banking market analysts who disapprove of our completed acquisitions.

5.Resales of shares purchased by the selling stockholders may cause the market price of our common shares to decline.

Selling Stockholders will have the financial incentive to sell the common shares. The timing of sales and the price at which the common shares are sold by the Selling Stockholders could have an adverse effect upon the public market, if any, for our common shares. There may be no independent or third-party underwriter involved in the offering of the common shares held by or to be received by the Selling Stockholders, and there can be no guarantee that the disposition of those common shares will be completed in a manner that is not disruptive to the market for our common shares.

6.The net proceeds of this offering may not be sufficient to fulfill the objectives of the Company.

The net proceeds of the offering will be used for all or any of the following purposes:

a)the purchase of capital assets,

b)the pursuing marketing, mergers and acquisitions, and any other pursuits deemed necessary for the furtherance of our business plan, and

c)general working capital, which includes compensation to our officers and employees, rent, and other general and administrative expenses.

There can be no assurance that sufficient funds will be raised hereby to enable us to achieve each or any one of these objectives or that the proceeds of the offering will allow us to even maintain adequate amounts of working capital.

7.Management’s discretion in allocating proceeds may result in insufficient amounts to meet our working capital requirements.

Because our management has the discretion to allocate the proceeds of the sale of any common shares, there can be no assurance that, should management elect to use such proceeds to compensate employees prior to paying our other expenses, there will be sufficient amounts to meet our working capital requirements.

8.The purchase price for the common shares is arbitrary and there is no placement agent or registered broker/dealer involved in this offering.

The purchase price of the common shares has been determined solely by us based on a number of factors, including financial projections prepared by us, the projected capital needs of the Company and the general conditions of the securities markets at the time of this offering.  It bears no relationship to the earnings or book value of our company or other recognized criteria of valuation.  You should not consider the offering price of the common shares as an indication of their fair market value. There is no placement agent or registered broker/dealer involved in this offering.

9.There is no commitment to purchase any of the common shares being sold in this offering.

The common shares are being sold by us on a “best efforts” basis.  We will sell a maximum of 12,500,000 common shares.  Simultaneous with the offering term, we, upon accepting subscriptions, at our discretion may immediately expend the offering proceeds.

10.If we do not raise enough capital through this offering, there is a strong likelihood that we will be unable to implement the plans articulated in this prospectus.

We cannot assure you that the maximum offering will be completed.  Furthermore, we cannot assure you that the amount of net proceeds received by us from the sale of less than the maximum of 12,500,000 common shares will be adequate to enable us to pursue our intended operations in the manner or to the extent we contemplate herein.  As a result, investors will have a greater risk of loss if we are unable to sell a sufficient number of common shares in this offering to fund our current and proposed operations adequately. We reserve the right to terminate this offering at any time during the offering period whether or not the maximum number of common shares offered hereby is sold.

11.The later sale of our common shares may further dilute your shares.

As of September 4, 2020, we have 32,452,000 common shares outstanding.  Upon the completion of the offering, up to 12,500,000 common shares would be issued, resulting in up to 44,952,000 common shares outstanding.

Our board of directors is authorized to sell additional common shares or securities convertible into common shares, if in their discretion they determine that such action would be beneficial to us. Any such issuance below the offering price of the common shares being sold in this offering would dilute the interest of persons acquiring common shares in this offering.

Risk Factors Relating to Our Business

12.We have minimal working capital with which to execute our business plan.

We have minimal working capital. Although the proceeds of this offering, if the maximum number of common shares are sold, should be sufficient to meet our working capital needs for the foreseeable future, we anticipate needing additional working capital as our business expands.  If only the minimum amount is raised in the offering, it is unlikely that the plans for growth discussed in this document can be accomplished.  We cannot assure you that the proceeds of this offering will provide sufficient working capital to enable us to continue to operate profitably or accomplish the proposed expansion of our business.

13.Our auditors have raised substantial doubt about our ability to continue as a going concern.

Because we do not have sufficient working capital necessary to pursue our business objectives, our auditors have expressed their opinion that we may fail in the future if we do not generate revenue and profits in the near future. This opinion must be disclosed to all potential investors and other sources of capital, which may adversely affect our ability to raise capital. Shareholders and creditors' confidence may be low in evaluating our Company. If we are successful in acquiring a loan or a line of credit, we may be charged a much higher interest rate because of our financial condition.

We have not yet established an ongoing source of revenues sufficient to cover our operating costs and to allow us to continue as a going concern.  Our ability to continue as a going concern is dependent on obtaining adequate capital to fund operating losses until we become profitable. If we are unable to obtain adequate capital, we could be forced to cease operations.

In order to continue as a going concern, we will need, among other things, additional capital resources. Management's plan is to obtain such resources for the Company by seeking equity and/or debt financing sufficient to meet our minimal operating expenses and for specific project financing. However, management cannot provide any assurances that we will be successful in accomplishing any of our plans.

14.We do not intend to pay cash dividends on our common shares in the foreseeable future.

Any payment of cash dividends will depend upon our financial condition, results of operations, capital requirements and other factors and will be at the discretion of our board of directors.  We do not anticipate paying cash dividends on our common shares in the foreseeable future.  Furthermore, we may incur indebtedness that may restrict or prohibit the payment of dividends.

15.We may not be able to effectively manage our anticipated growth.

In order to accommodate anticipated growth and to compete effectively in our industry, we will need to continue to implement and improve our operations on a timely basis, as well as expand, motivate and manage our personnel. Successful implementation of our strategy also requires that we recruit additional key employees in management, supervision, operations and sales as the need arises.  We cannot assure you that our personnel, systems, procedures and controls will be adequate to support our existing and future operations.  Any failure to implement and improve such operations could have a material adverse effect on our business, operating results and financial condition.

16.Our growth depends on our ability to expand our client base, which is unproven.

Our growth depends upon our ability to undertake sales with existing clientele and to expand sales nationally with new clients. We cannot assure you that our efforts to increase and expand sales can be accomplished on a profitable basis.  Our expansion will depend on a number of factors, including some over which we have no control whatsoever (such as market conditions and the actions or omissions of third parties). If we fail to expand our clients and sales in a timely manner, it would have a material adverse effect on our business, operating results and financial condition.

17.Risk management processes may not fully mitigate exposure to the various risks that we face, including individual market risk.

We will continue to refine our risk management techniques, strategies and assessment methods on an ongoing basis. However, risk management techniques and strategies, including those available to the market generally, may not be fully effective in mitigating our risk exposure in all economic market environments or against all types of risk. For example, we might fail to identify or anticipate particular risks that our systems are capable of identifying, or the systems that they use, and that are used within the industry generally, may fail to anticipate certain risks. Some of their strategies for managing risk are based upon our use of observed historical market behavior. Any failures in their risk management techniques and strategies to accurately quantify their risk exposure could limit our ability to manage risks. In addition, any risk management failures could cause our losses to be significantly greater than the historical measures indicate. Further, our risk modeling cannot take all risks into account. Our more qualitative approach to managing those risks could prove insufficient, exposing us to material unanticipated losses.

18.An inability to access capital readily or on terms favorable to us could impair our ability to fund operations and could jeopardize our financial condition.

Liquidity, or ready access to funds, is essential to our business. In the future we may need to incur debt or issue equity in order to fund our working capital requirements, as well as to execute our growth initiatives that may include acquisitions and other investments. Our access to funding sources could be hindered by many factors, and many of these factors we cannot control, such as economic downturns and the disruption of financial markets or negative news about industries we conduct business in, generally or us specifically. Factors that are specific to our business include the possibility that lenders or investors could develop a negative perception of our long-term or short-term financial prospects, for example if the level of our business activity decreased due to a market and economic downturn. Similarly, our access to funds may be impaired if regulatory authorities took significant action against us, or if we discovered that one of our employees had engaged in serious unauthorized or illegal activity.

We currently do not have a credit rating, which could adversely affect our liquidity and competitive position by increasing our borrowing costs and limiting access to sources of liquidity that require a credit rating as a condition to providing funds.

19.We rely on executive officers in the execution of our business plan, and we would be adversely impacted if they were to become unavailable to us.

We believe that our ability to execute our business strategy will depend to a significant extent upon the efforts and abilities of Thomas Mohnen, our Chief Executive Officer, Leonard Stillman Jr., our Chief Financial Officer, J. Paul Geeding Jr., our Chief Operations Officer, and Alan Josselyn, our President.  If they were to become unavailable to us, our operations would be adversely affected.

20.Our ability to attract, develop and retain highly skilled and productive employees is critical to the success of our business.

We face intense competition for qualified employees from other businesses in our industry, and the performance of our business may suffer to the extent we are unable to attract and retain employees effectively, particularly given the relatively small size of our company and our employee base compared to some of our competitors.

21.Our exposure to legal liability is significant and could lead to substantial damages.

We face significant legal risks in our businesses. These risks include potential liability under securities laws and regulations in connection with the Company, and our various business transactions. The volume and amount of damages claimed in litigation, arbitrations, regulatory enforcement actions and other adversarial proceedings against companies have increased in recent years. We also are subject to claims from disputes with our employees and our former employees under various circumstances. Risks associated with legal liability often are difficult to assess or quantify and their existence and magnitude can remain unknown for significant periods of time, making the amount of legal reserves related to these legal liabilities difficult to determine and subject to future revision. Legal or regulatory matters involving our directors, officers or employees in their individual capacities also may create exposure for us because we may be obligated or may choose to indemnify the affected individuals against liabilities and expenses they incur in connection with such matters to the extent permitted under applicable law. In addition, like other service-oriented companies, we may face the possibility of employee fraud or misconduct. The precautions we take to prevent and detect this activity may not be effective in all cases and we cannot assure you that we will be able to deter or prevent fraud or misconduct. Exposures from and expenses incurred related to any of the foregoing actions or proceedings could have a negative impact on our results of operations and financial condition. In addition, future results of operations could be adversely affected if reserves relating to these legal liabilities are required to be increased or legal proceedings are resolved in excess of established reserves.

22.We may not be able to maintain or replace expiring contracts at attractive rates or on a long-term basis.

We are exposed to market risk when our contracts expire and need to be renewed or replaced. We may not be able to extend contracts with existing customers or obtain replacement contracts at attractive rates or on a long-term basis. Key drivers that influence the rates and terms of our contracts include competition from other pipelines services providers, weather and general market demand in the respective areas.

23.We compete with other pipeline services providers.

The principal elements of competition among pipeline services providers are availability of service in a variety of location, quality of service, and bid pricing.  If we are not able to remain competitive in these areas, we will have reduced revenues and may have difficulty attracting and maintaining customers.

24.We are exposed to credit risk relating to nonperformance by our customers.

Credit risk relates to the risk of loss resulting from the nonperformance by a customer of its contractual obligations. Exposure generally relates to receivables for services provided and future performance under firm agreements.  If any of our significant customers have credit or financial problems that result in a delay or failure to pay for services provided by us or contracted for with us, it could have a material adverse effect on our business. In addition, as contracts expire, the failure of any of our customers could also result in the non-renewal of contracted capacity, which could have a material adverse effect on our business.

25.We do not yet have substantial assets or any revenues and we are largely dependent upon the proceeds of this offering to fully fund our business.

We have limited capital resources.  Unless we are able to obtain the financing needed to begin to generate sufficient revenues to finance operations as a going concern, we may experience liquidity and solvency problems. Such liquidity and solvency problems may force us to cease operations if additional financing is not available. We are not aware of any available alternative or additional sources of funds to us to fund our business strategy.

26.We may suffer losses if our reputation is harmed.

Our ability to attract and retain clients and employees may be diminished to the extent our reputation is damaged. If we fail, or are perceived to fail, to address various issues that may give rise to reputational risk, we could harm our business prospects. These issues include, but are not limited to, appropriately dealing with market dynamics, potential conflicts of interest, legal and regulatory requirements, ethical issues, customer privacy, record-keeping, sales practices, and the proper identification of the legal, reputational, credit, liquidity and market risks inherent in our products and services. Failure to appropriately address these issues could give rise to loss of existing or future business, financial loss, and legal or regulatory liability, including complaints, claims and enforcement proceedings against us, which could, in turn, subject us to fines, judgments and other penalties.

Regulatory Risks

27.The application of the “penny stock” rules to our common shares could limit the future trading and liquidity of the common shares, adversely affect the future market price of our common shares and increase your transaction costs to sell those common shares.

As long as the trading price of our common shares is below $5.00 per common share, the future open-market trading of our common shares will be subject to the “penny stock” rules, unless we otherwise qualify for an exemption from the “penny stock” definition.  The “penny stock” rules impose additional sales practice requirements on certain broker-dealers who sell securities to persons other than established customers and “accredited investors” as defined in SEC Rule 501(a).  These regulations, if they apply, require the delivery, prior to any transaction involving a “penny stock,” of a disclosure schedule explaining the “penny stock” market and associated risks.  Under these regulations, certain brokers who recommend such securities to persons other than established customers or certain accredited investors must make a special written suitability determination regarding such a purchaser and receive the purchaser’s written agreement to a transaction prior to sale.  These regulations may have the effect of limiting the trading activity of our common shares, reducing the liquidity of an investment in our common shares and increasing the transaction costs for sales and purchases of our common shares as compared to other securities.

28.We are an “emerging growth company” and we cannot be certain whether the reduced disclosure requirements applicable to emerging growth companies will make our common shares less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding an annual non-binding advisory vote on executive compensation and nonbinding stockholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our common shares less attractive because we will rely on these exemptions. If some investors find our common shares less attractive as a result, there may be a less active trading market for our common shares and our stock price may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. However, we are choosing to opt out of such extended transition period, and as a result, we will comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. Section 107 of the JOBS Act provides that our decision to opt out of the extended transition period for complying with new or revised accounting standards is irrevocable.

29.We are a smaller reporting company, and we cannot be certain if the reduced disclosure requirements applicable to smaller reporting companies will make our common stock less attractive to investors.

We are currently a “smaller reporting company,” meaning that we are not an investment company, an asset- backed issuer, or a majority-owned subsidiary of a parent company that is not a smaller reporting company and have a public float of less than $250 million and annual revenues of less than $100 million during the most recently completed fiscal year. “Smaller reporting companies” are able to provide simplified executive compensation disclosures in their filings; are exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that independent registered public accounting firms provide an attestation report on the effectiveness of internal control over financial reporting; and have certain other decreased disclosure obligations in their SEC filings, including, among other things, only being required to provide two years of audited financial statements in annual reports and in a registration statement under the Exchange Act on Form 10. Decreased disclosures in our SEC filings due to our status as a “smaller reporting company” may make it harder for investors to analyze our results of operations and financial prospects.

30.Compliance with and changes in environmental, health and safety laws and regulations will have a cost impact on our business, and failure to comply with such laws and regulations could have an impact on our assets, costs, revenue generation and growth opportunities. In addition, our customers are also subject to environmental laws and regulations, and any changes in these laws and regulations could result in significant added costs to comply with such requirements and delays or curtailment in pursuing production activities, which could reduce demand for our services. Changes in laws, regulations, policies and obligations relating to climate change, including carbon pricing, could also impact us by adversely affecting the demand for our customers’ products.

We will be subject to extensive environmental, worker health and safety, and other applicable safety laws and regulations, including those relating to the discharge and remediation of materials in the environment, natural resource protection and preservation, pollution prevention, pipeline integrity and other safety-related regulations.

Canadian and U.S. governmental authorities, and analogous provincial and state agencies, have the power to enforce compliance with these laws and regulations and the permits issued under them. Our operations also will pose risks of environmental liability due to leakage, migration, releases or spills from our operations to surface or subsurface soils, surface water or groundwater. Certain Canadian environmental laws impose strict as well as joint and several liability for costs required to remediate and restore sites where hazardous substances, hydrocarbons or solid wastes have been stored or released. In addition, claims for damages to persons or property, including natural resources, may result from the environmental, health and safety impacts of our operations. There can be no assurances that our operating policies and procedures will adequately identify all process safety, personal safety and environmental risks or that all our operating activities will be conducted in conformance with these requirements.

Failure to comply with these laws, regulations and permits may result in joint and several or strict liability or the assessment of administrative, civil and criminal penalties, the imposition of remedial obligations, and/or the issuance of injunctions limiting or preventing some or all of our operations.  As new environmental laws and regulations are enacted, the level of expenditures required for environmental matters could increase. Current and future legislative action and regulatory initiatives could result in changes to operating permits, material changes in operations, increased capital expenditures and operating costs, and decreased demand for the products of our clients that cannot be assessed with certainty at this time. We may be required to make expenditures to modify operations that could materially and adversely affect our business, financial condition, results of operations and liquidity if these expenditures, as with all costs, are not ultimately reflected in the tariffs and other fees we receive for our services.

We expect that our customers are also subject to environmental laws and regulations that affect their businesses, and changes in these laws or regulations could materially adversely affect their businesses or prospects. Any changes in laws, regulations, policies or obligations that impose significant costs or liabilities on our customers, that result in delays, curtailments or cancellations of their projects, or that reduce demand for their products, could reduce their demand for our products and services and materially adversely affect our results of operations, financial position or cash flows.

We cannot predict the potential impact of changes to climate change legislation and regulations to address greenhouse gas emissions in Canada or in the United States on our future financial condition, results of operations or cash flows, however changes in laws, regulations, policies and obligations relating to climate change, including carbon pricing, could impact our assets, costs, revenue generation and growth opportunities.

31.Any change to government regulation/administrative practices may have a negative impact on our ability to operate and/or to operate profitability.

The laws, regulations, policies or current administrative practices of any government body, organization or regulatory agency in Canada or the United States or any other applicable jurisdiction, may be changed, applied or interpreted in a manner which may fundamentally alter our ability to carry on our business. The actions, policies or regulations, or changes thereto, of any government body or regulatory agency, or other special interest groups, may have a detrimental effect on us. Any or all of these situations may have a negative impact on our ability to operate and/or to operate profitably.

32.We lack sufficient internal controls and implementing acceptable internal controls will be difficult with only one officer and director thereby it will be difficult to ensure that information required to be disclosed in our reports filed and submitted under the Exchange Act is recorded, processed, summarized and reported as and when required.

We lack internal controls over our financial statements and it may be difficult to implement such controls with only one officer and director. The lack of these internal controls makes it difficult to ensure that information required to be disclosed in our reports is recorded, processed, summarized and reported as and when required.

The reason we believe our disclosure controls and procedures are not effective is because there is a lack of segregation of duties necessary for a good system of internal control due to insufficient accounting staff due to the size of the Company.

33.The regulation of penny stocks by SEC and FINRA may discourage the tradability of our securities.

We are a "penny stock" company. Our common stock does not currently trade on any market.  We intend for our common stock to trade on the OTC Market Pink Sheets and we will be subject to a Securities and Exchange Commission rule that imposes special sales practice requirements upon broker-dealers who sell such securities to persons other than established customers or accredited investors. For purposes of the rule, the phrase "accredited investors" means, in general terms, institutions with assets in excess of $5,000,000, or individuals having a net worth in excess of $1,000,000 or having an annual income that exceeds $200,000 (or that, when combined with a spouse's income, exceeds $300,000). For transactions covered by the rule, the broker-dealer must make a special suitability determination for the purchaser and receive the purchaser's written agreement to the transaction prior to the sale. Effectively, this discourages broker-dealers from executing trades in penny stocks. Consequently, the rule will affect the ability of investors to sell their securities in any market that might develop therefore because it imposes additional regulatory burdens on penny stock transactions.

In addition, the Securities and Exchange Commission has adopted a number of rules to regulate "penny stocks". Such rules include Rules 3a51-1, 15g-1, 15g-2, 15g-3, 15g-4, 15g-5, 15g-6, 15g-7, and 15g-9 under the Securities and Exchange Act of 1934, as amended. Because our securities constitute "penny stocks" within the meaning of the rules, the rules would apply to us and to our securities. The rules will further affect the ability of owners of shares to sell our securities in any market that might develop for them because it imposes additional regulatory burdens on penny stock transactions.

Shareholders should be aware that, according to Securities and Exchange Commission, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include (i) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (ii) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (iii) "boiler room" practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (iv) excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and (v) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired consequent investor losses. Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities.

34.The occurrence of the COVID-19 pandemic may negatively affect our operations depending on the severity and longevity of the pandemic.

The COVID-19 pandemic is currently impacting countries, communities, supply chains and markets as well as the global financial markets. A pandemic typically results in social distancing, travel bans and quarantine, and this may limit access to our facilities, management, support staff and professional advisors. These factors, in turn, may not only impact our operations, financial condition and demand for our goods and services but our overall ability to react timely to mitigate the impact of this event. Also, it may hamper our efforts to comply with our filing obligations with the Securities and Exchange Commission. Depending on the severity and longevity of the COVID-19 pandemic, our business and shareholders may experience a significant negative impact.  Currently, the COVID-19 pandemic has limited our ability to move forward with our operations and has negatively affected our ability to timely comply with our ongoing filing obligations with the Securities and Exchange Commission.

FORWARD LOOKING STATEMENTS

The information herein contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Actual results may materially differ from those projected in the forward-looking statements as a result of certain risks and uncertainties set forth in this report. Although management believes that the assumptions made and expectations reflected in the forward-looking statements are reasonable, there is no assurance that the underlying assumptions will, in fact, prove to be correct or that actual results will not be different from expectations expressed in this report.

We desire to take advantage of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. This filing contains a number of forward-looking statements that reflect management’s current views and expectations with respect to our business, strategies, products, future results and events, and financial performance. All statements made in this filing other than statements of historical fact, including statements addressing operating performance, clinical developments which management expects or anticipates will or may occur in the future, including statements related to our technology, market expectations, future revenues, financing alternatives, statements expressing general optimism about future operating results, and non-historical information, are forward looking statements. In particular, the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “may,” variations of such words, and similar expressions identify forward-looking statements, but are not the exclusive means of identifying such statements, and their absence does not mean that the statement is not forward-looking. These forward-looking statements are subject to certain risks and uncertainties, including those discussed below. Our actual results, performance or achievements could differ materially from historical results as well as those expressed in, anticipated, or implied by these forward-looking statements. We do not undertake any obligation to revise these forward-looking statements to reflect any future events or circumstances.

Readers should not place undue reliance on these forward-looking statements, which are based on management’s current expectations and projections about future events, are not guarantees of future performance, are subject to risks, uncertainties and assumptions (including those described below), and apply only as of the date of this filing. Our actual results, performance or achievements could differ materially from the results expressed in, or implied by, these forward-looking statements. Factors which could cause or contribute to such differences include, but are not limited to, the risks to be discussed in this Form S-1 Registration and in the press releases and other communications to shareholders issued by us from time to time which attempt to advise interested parties of the risks and factors which may affect our business. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

The statements contained in this prospectus that are not historical fact are forward-looking statements which can be identified by the use of forward-looking terminology such as "believes," "expects," "may," "should," or "anticipates" or the negative thereof or other variations thereon or comparable terminology, or by discussions of strategy that involve risks and uncertainties. We have made the forward-looking statements with management’s best estimates prepared in good faith.

Because of the number and range of the assumptions underlying our projections and forward-looking statements, many of which are subject to significant uncertainties and contingencies that are beyond our reasonable control, some of the assumptions inevitably will not materialize and unanticipated events and circumstances may occur subsequent to the date of this prospectus.

These forward-looking statements are based on current expectations, and we will not update this information other than required by law. Therefore, the actual experience of the Company, and results achieved during the period covered by any particular projections and other forward-looking statements should not be regarded as a representation by the Company, or any other person, that we will realize these estimates and projections, and actual results may vary materially. We cannot assure you that any of these expectations will be realized or that any of the forward-looking statements contained herein will prove to be accurate.

USE OF PROCEEDS

Primary Offering

We are offering up to 12,500,000 common shares at $2.00 per common share for an aggregated of $25,000,000, minus estimated expenses of $945,000.  Any proceeds received from the sale of our common shares during the offering will be deposited directly into our operating account.  The proceeds from our offering will be used as follows:

Gross Proceeds	$25,000,000	$18,750,000	$12,500,000	$6,250,000
Less Offering Expenses(1)	45,000	45,000	45,000	45,000
Estimated Selling Expenses	900,000	745,000	445,000	345,000
Net Offering Proceeds	$24,055,000	$17,960,000	$12,010,000	$5,860,000

Major Equipment (Operations)	3,800,000	3,800,000	3,800,000	1,356,000
Marketing	750,000	750,000	750,000	350,000
Mergers and Acquisitions	2,600,000	2,600,000	2,080,000	520,000
General and Administrative	1,220,000	1,220,000	1,220,000	1,000,000
COGS Reserve(2)	1,000,000	1,000,000	1,000,000	500,000
Operating Reserve(3)	2,000,000	2,000,000	2,000,000	1,000,000
Held in Reserve(4)	12,685,000	6,590,000	1,160,000	1,134,000

Net Offering Use	$24,055,000	$17,960,000	$12,010,000	$5,860,000

    (1)Our offering expenses are comprised of federal and state filing fees, legal and accounting expenses.  Our estimated selling expenses involve all costs reasonably expected to be incurred in selling our common shares pursuant to this plan, including travel expenses.  Our officers and directors will not receive any compensation for their efforts in selling our common shares.

    (2)The COGS Reserve provides sufficient backup funds to cover the costs of materials in case the customer is slow in paying accounts receivable.

    (3)The Operating Reserve provides sufficient back up funds to cover up to three months of operating costs in case of a market slowdown.

    (4)The Held In Reserve funds provide sufficient funds to allow future flexibility in the areas of market expansion, mergers and acquisitions, etc.

The amount of our actual expenditures will depend upon numerous factors.  The foregoing discussion represents our best estimate of our allocation of the proceeds of this Offering based upon our current plans and estimates regarding anticipated capital expenditures.  There can be no assurance that sufficient funds will be raised hereby to enable us to achieve each or any one of these objectives or that the proceeds of the Offering will allow us to even maintain adequate amounts of working capital.  Should there be any material changes in the projected use of proceeds in connection with this offering, we will issue an amended prospectus reflecting the new uses.

In the event that our plans or assumptions change, or our assumptions prove to be inaccurate, or if the proceeds of this offering or other capital resources and cash flows prove to be insufficient to fund operations (due to unanticipated expenses, delays, problems or otherwise), we would be required to seek additional financing or may be required to curtail our activities.  We have no current arrangements with respect to, or sources of, additional financing and, in the event of such occurrences, we cannot assure you that any additional financing will be available to us on acceptable terms, or at all.

Selling Stockholders’ Offering

The Selling Stockholders are selling all of the common shares covered by this prospectus for their own accounts.  Accordingly, we will not receive any proceeds from the resale of the common shares.

The Selling Stockholders will pay any underwriting discounts and commissions and expenses incurred by the selling stockholder for brokerage, accounting, tax or legal services or any other expenses incurred by the Selling Stockholders in disposing of the shares. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares covered by this prospectus, including, without limitation, all registration and filing fees, fees and expenses of our counsel, certain expenses of counsel to the Selling Stockholders and our independent registered public accountants.

PLAN OF DISTRIBUTION

Primary Offering

Pursuant to this prospectus, we are offering up to 12,500,000 common shares. The common shares are being offered at a purchase price of $2.00 per common share, or up to an aggregate purchase price of $25,000,000.

The offering will terminate on September 30, 2021.  We reserve the right to terminate this offering at any time during the offering period whether or not the maximum number of common shares offered hereunder is sold.

We have not engaged the services of any broker-dealer to assist in the offering, and thus we are offering the common shares on our own behalf. No commissions will be paid to officers or directors of our company or any of our affiliates in connection with the offering.

The proceeds from the sale of the common shares will be deposited into our bank account.  At our discretion, we, upon accepting subscriptions, may immediately expend the subscription proceeds.

There is no minimum offering amount.  We cannot assure you that the maximum offering will be completed.  We also cannot assure you that the amount of net proceeds received by us from the sale of less than the maximum of 12,500,000 common shares will be adequate to enable us to pursue our intended operations in the manner or to the extent we contemplate herein.  As a result, investors will have a greater risk of loss if we are unable to sell a sufficient number of common shares in this offering to fund our current and proposed operations adequately.

We, at our discretion, may reject any subscription. If a subscription is not accepted by us for whatever reason, the amount paid will be returned promptly without deduction or interest.  Investors must make arrangements to deliver subscription funds in cash, check, cashier’s check or wire transfer at the time of subscription. Subject to certain limited exceptions applicable in some states, all subscriptions are binding on the subscriber and may not be revoked or canceled after receipt by us.

Selling Stockholders’ Offering

The Selling Stockholders may, from time to time, sell any or all of 3,100,000 common shares covered hereby on any stock exchange, market or trading facility on which the common shares are traded or in private transactions. The Selling Stockholders may sell all or a portion of the common shares being offered pursuant to this prospectus at fixed prices, at prevailing market prices at the time of sale, at varying prices or at negotiated prices. The Selling Stockholders may use any one or more of the following methods when selling shares:

-ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

-block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

-purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

-an exchange distribution in accordance with the rules of the applicable exchange;

-privately negotiated transactions;

-in transactions through broker-dealers that agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share;

-through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

-a combination of any such methods of sale; or

-any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell common shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, provided such amounts are in compliance with FINRA Rule 2121. Discounts, concessions, commissions and similar selling expenses, if any, that can be attributed to the sale of common shares will be paid by the Selling stockholders and/or the purchasers.

Any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act, and such broker-dealers or agents will be subject to the prospectus delivery requirements of the Securities Act.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the common shares for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of common shares by the Selling Stockholders or any other person. We will make copies of this prospectus available to the Selling Stockholder sand have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale.

Under the securities laws of some states, the common shares may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the common shares may not be sold unless such common shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

The Selling Stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. There can be no assurance that the selling stockholder will sell any or all of the common shares registered pursuant to the registration statement, of which this prospectus forms a part.

At any time, a particular offer of the common shares is made by the Selling Stockholder, a revised prospectus or prospectus supplement, if required, will be distributed. Such prospectus supplement or post-effective amendment will be filed with the SEC to reflect the disclosure of any required additional information with respect to the distribution of the common shares. We may suspend the sale of common shares by the Selling Stockholders pursuant to this prospectus for certain periods of time for certain reasons, including if the prospectus is required to be supplemented or amended to include additional material information.

Penny Stock

Under the rules of the Securities and Exchange Commission, our common stock will come within the definition of a “penny stock” because the price of our common stock is below $5.00 per share. As a result, our common stock will be subject to the "penny stock" rules and regulations. Broker-dealers who sell penny stocks to certain types of investors are required to comply with the Commission’s regulations concerning the transfer of penny stock. These regulations require broker-dealers to:

•Make a suitability determination prior to selling penny stock to the purchaser;

•Receive the purchaser’s written consent to the transaction; and

•Provide certain written disclosures to the purchaser.

DESCRIPTION OF BUSINESS

The Company

The Company is a Wyoming corporation incorporated on January 3, 2020 under the name “Pipergy, Inc.”.

The Company specializes in the maintenance of oil and gas pipelines as well as in fabrication.  These services are critical to the remediation of the continuing decay of existing pipelines as well as to the necessary upgrades due to improvements in pipeline technology and increasing governmental regulations. We will offer many types of services for the pipeline industry including, but not limited to:

•Pipeline Welding & Fabrication - The Company has the capability of both welding in the field and creating custom work in our fabrication shops

•Scheduling/Project Estimating/Project Management - The Company will employ technologies and compliance personnel to ensure management communication, such as communications from field to corporate offices, from the start of the bidding process to the completion of each job.

•Lay Out Work

Station/Terminal Work - The Company can install, repair, or replace any piping, including valves and other appurtenances in order to complete a client’s critical down time schedule.

•OQ Instructor

•Heavy Equipment Operator

•HDD/Boring

•Maintenance/Rehab - Management has experience with Line-A-Log repair, which is also known as an anomaly dig.  We are capable of sandblasting the pipeline, re-coating, sleeve installation, and pipeline replacement.

•Hydro-Testing

Due to the variety of services we offer and the potential project sizes, from small to large, compounded by the variety in required crew sizes and equipment demands of each project, we will need to carefully monitor the following activities, as well as regulate the demands on personnel and capital.

•Bid preparation:   Requires experienced personnel to maintain accuracy in the bidding process as well as reliance upon data gathered from all aspects of project management

•Getting Proper Materials and Equipment when needed:   An early and critical part of project management obtaining the proper materials and equipment to the job site in a timely manner.

•Tech:   Gathering of job-related data from all critical sources and getting the data delivered to all interested parties.  In addition, we need to properly analyze and archive the data so that all activities can be improved.  Finally, the data will be critical to any conflict resolutions.

•Branding, website:   Preparation and maintenance of marketing materials and website that will work together to help us stand apart from the competition

•Coordination of employees/contractors:   Proper communications and coordination to ensure there are always the right people assigned to each and every project

•Cost Management: Cost analysis and planning as market share is increased

•Project Management:   Covering changing needs and conditions of each project.

Pipeline Maintenance Overview

Due to the growing needs in the industry to meet ever-increasing oversight and controls, the Company is built around these areas:

•Supervisors and skilled laborers

•Equipment and tools

•Materials

•Administration, insurance, permits, payroll and bookkeeping, marketing, bids and contracts

•Contract Compliance

•Regulatory compliance: federal, state, local and corporate

•Communications compliance (audio video and text)

•Communications storage and retrieval

•Inspections compliance with peer review

•Complex forecasting, planning, budgeting, controls

•Proper capitalization (bank and investor relations)

•Internal and external reviews

•CEO and investor dashboard and monthly Business MRI (a financial analysis service offered through Business Plan Tools, LLC).

Revenue Streams

The Company will earn revenues from the following revenue streams:

Contract Bid Work – This is the usual type of work we will pursue

Time and Material Work - This type of work, when available, is bid work as it is easier to control the related expenses

Fabrication Work - Often part of the entire bid project but may be a stand-alone contract

Change Orders - particular attention will be paid to change orders and how they affect costs and revenue

Additional Work – Miscellaneous related projects in conjunction with our contract work and change orders

Inventory

The Company will not hold any inventory but will order parts on an as needed basis.  There are several suppliers to choose from to obtain the most competitive prices for said parts.

Market

The United States has the largest network of energy pipelines in the world, with more than 2.7 million miles of pipe.  There are approximately 72,000 miles of crude oil pipes in the United States that connect regional markets.  The Company provides services for the maintenance and operation of these pipelines.  According to BHE Pipeline Group of Berkshire Hathaway Energy Co.’s 2019 SEC filings, one of the largest pipeline companies, spent $88 million for pipeline maintenance for the year.  This group owns 16,300 miles of pipeline, resulting in an average maintenance cost of $5,400 per mile per year regardless of the age of the pipeline mile.  Based on these numbers, management estimates that the market size for 2020 is close to $15,000,000,000 in the United States.

Distribution Methods of Services

The Company provides on-site services by moving the necessary equipment and personnel to the job site and performing the contracted work.  We operate as the primary contractor on-site and work closely with environmental and client inspectors.  We bid our work on a client-by-client and job-by-job basis.

Status of Service

Before we can begin generating revenue, we need to acquire the necessary equipment and personnel, re-establish relationships with customers and vendors, and bid on and win contracts.

While the development of the Company’s infrastructure is anticipated to take ten months, this process can overlap, to a great degree, with the processes leading to offering our services and generating revenue. We expect management’s expertise and the prior relationships they have developed will accelerate the process of creating and winning bids for sizeable projects.  Management has existing relationships with pipeline companies in 14 western states. We will begin seeking new business in early 1st quarter 2021 by aggressively commencing the bidding and engineering process on the most potentially profitable projects. Work on any awarded projects would likely commence in the 2nd quarter of 2021.

Competitive Business Conditions

We rely on suppliers for parts and equipment.  There are no availability or relationship issues between us and our suppliers.  We have a large list of clients, both nationally and internationally, and our revenue is only dependent upon our ability to win bids for contracts.  We will need to establish master service agreements with some customers and we may need trade licenses to operate in some states.

We may need environmental approvals for some projects, as we are subject to OSHA, DOT, 49 CFR Parts 192 and 195 regulations.  Any costs needed for complying with environmental laws are accounted for in our bids and vary depending on the project.

Our major competitors will be West Con, Midwest Underground, Bolin Enterprise, Todd Creason Construction, Mas Tec, Strike, and Intercon.  As we expand into other regions, additional key competitors may be identified.

Number of Employees

The Company currently has four full-time employees.  We currently have people ready to fill positions as soon as they are needed in both office staff and work force roles.

Description of Property

The Company has not had a need to rent office space. Thomas Mohnen, an officer/director/principal shareholder of the Company is allowing the Company to use his home as a mailing address, as needed, at no expense to the Company.

DILUTION

There are currently 32,452,000 common shares outstanding.  Upon the completion of the offering, there will be up to 12,500,000 additional common shares issued, resulting in up to 44,952,000 common shares outstanding.

The following table illustrates the per common share dilution that may be experienced by investors.

Funding Level	$25,000,000	$18,750,000	$12,500,000	$6,250,000
Offering price	$2.00	$2.00	$2.00	$2.00
Net tangible book value per common share before offering	$(0.001)	$(0.001)	$(0.001)	$(0.001)
Increase per common share attributable to investors	0.531	0.431	0.311	0.161
Pro forma net tangible book value per common share after offering	$ 0.53	$ 0.43	$ 0.31	$ 0.16
Dilution to investors	$ 1.47	$ 1.57	$ 1.69	$ 1.84
Dilution as a percentage of offering price	73.5%	78.5%	84.5%	92%

Based on 32,452,000 common shares outstanding as of September 4, 2020 and total stockholders’ deficit of $(33,117) utilizing audited June 30, 2020 financial statements.

Further Dilution

In the future, the Company may issue equity and debt securities. Any sales of additional securities may have a depressive effect upon the market price of our common shares.

DIVIDEND POLICY

We have not declared or paid dividends on our common shares since our formation, and we do not anticipate paying dividends in the foreseeable future.

Instead, we will retain any earnings for use in our business.  This policy will be reviewed by our board of directors from time to time in light of, among other things, our earnings and financial position.

No distribution may be made if, after giving it effect, we would not be able to pay its debts as they become due in the usual course of business; or the corporation's total assets would be less than the sum of its total liabilities plus (unless the articles of incorporation permit otherwise) the amount that would be needed, if we were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those receiving the distribution.

The board of directors may base a determination that a distribution is not prohibitive either on financial statements prepared on the basis of accounting practices and principles that are reasonable in the circumstances or on a fair valuation of other method that is reasonable in the circumstances.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Recent Events

COVID-19 Pandemic

The COVID-19 pandemic is currently impacting countries, communities, supply chains and markets as well as the global financial markets. Governments have imposed laws requiring social distancing, travel bans and quarantine, and these laws may limit access to the Company’s facilities, management, support staff and professional advisors. These factors, in turn, may not only impact the Company’s operations, financial condition and demand for the Company’s goods and services, but the Company’s overall ability to react timely to mitigate the impact of this event. Also, it has affected the Company’s efforts to comply with filing obligations with the Securities and Exchange Commission. Depending on the severity and longevity of the COVID-19 pandemic, the Company’s business, customers, and stockholders may experience a significant negative impact. Currently, the COVID-19 pandemic has limited our ability to move forward with our operations and has negatively affected our ability to timely comply with our ongoing filing obligations with the Securities and Exchange Commission.

Critical Accounting Policies

The Company’s financial statements and accompanying notes are prepared in accordance with accounting principles generally accepted in the United States of America. Preparing financial statements requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue and expenses. These estimates and assumptions are affected by management's applications of accounting policies. Critical accounting policies for the Company include revenue recognition, valuation of convertible promissory notes and related warrants, stock and stock option compensation, estimates, and derivative financial instruments.

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America and include the accounts of the Company.

Cash and Cash Equivalents

The Company considers all highly liquid debt investments purchased with a maturity of three months or less to be cash equivalents.

Income Taxes

The Company accounts for income taxes in accordance with ASC Topic No. 740, “Accounting for Income Taxes”.

June 30, 2020 for which the ultimate deductibility is highly certain but for which there is uncertainty about the timing of such deductibility.

The Company recognizes interest accrued related to unrecognized tax benefits in interest expense and penalties in operating expenses. During the period ended June 30, 2020, the Company recognized no interest and penalties. The Company had no accruals for interest and penalties at June 30, 2020.

Loss Per Share

The Company computes loss per share in accordance with ASC Topic No. 260, Earnings Per Share, which requires the Company to present basic and dilutive loss per share when the effect is dilutive. At June 30, 2020, the computed loss per basic/diluted share was $(0.00).

Accounting Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosures of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimated by management.

Trends and Uncertainties

The Company currently has no revenues or operations and is currently developing our business plan. Our ability to create a sustainable business may be adversely affected by our current financial conditions, availability of capital and/ or loans, general economic conditions which can be cyclical in nature along with prolonged recessionary periods, and other economic and political situations.

The Company is in the development stage and has not yet begun significant operations. This raises substantial doubt about the Company’s ability to continue as a going concern. The planned operations of the Company are dependent upon its ability to raise capital, obtain additional financing and/or generate positive cash flows from operations.  Management believes that it will be successful in obtaining financing, from which the proceeds will be primarily used to execute its new operating plans. The Company plans to use its available cash and new financing to develop and execute its new business plan and hopefully create and maintain a self-sustaining business.  However, the Company can give no assurances that it will be successful in achieving its plans or if financing will be available or, if available, on terms acceptable to the Company, or at all.  Should the Company not be successful in obtaining the necessary financing to fund its operations, and ultimately achieve adequate profitability and cash flows from operations, the Company would need to curtail certain or all of its operating activities.

There are no trends, events or uncertainties that have had or are reasonably expected to have a material impact on the net sales or revenues or income from operations. There are no significant elements of income or loss that do not arise from our operations.

Liquidity and Capital Resources

As of June 30, 2020, the Company has an accumulated deficit of $(65,569) and a working capital deficit of $(33,117).  Our ability to continue as a going concern depends upon whether we can ultimately attain profitable operations, generate sufficient cash flow to meet our obligations, and obtain additional financing as needed.

For the period from January 3, 2020 (date of inception) through June 30, 2020, the Company recorded a net loss of $(65,569).  We issued our common shares in lieu of cash compensation to our officers and directors valued at $32,452. We recorded a change in operating assets and liabilities, accounts payable and accrued expenses of $13,602.  As a result, we had net cash provided by operating activities of $(19,515) for the period.

We did not pursue any investing activities during this period.

For the period from January 3, 2020 (date of inception) through June 30, 2020, the Company received proceeds from a related party note payable of $25,000.  As a result, we had net cash provided by financing activities of $25,000 for the period.

The Company is currently in the developmental stage and is seeking financing to advance its business plans.  However, management cannot give assurances that the Company will be successful even if the Company raises sufficient funds.  Should the Company not be successful in its business plan or be unable to obtain sufficient financing, the Company would need to curtail certain or all of its operating activities.

The Company’s continuation as a going concern is dependent upon its ability to ultimately attain profitable operations, generate sufficient cash flow to meet its obligations, and obtain additional financing as may be required. Our auditors for the period from January 3, 2020 (inception) to June 30, 2020 have included a “going concern” modification in their auditors’ report.  A “going concern” modification may make it more difficult for us to raise funds when needed. The outcome of this uncertainty cannot presently be determined.

Results of Operations for the Period from January 3, 2020 (Inception) to June 30, 2020

We have not yet begun to generate revenues.  We have had operating expenses of $65,569, resulting in a net loss of $(65,569) for the period.  These expenses consist of legal fees of $20,000, stock compensation of $32,452, and general and administrative expenses of $13,117.

Contractual Obligations

None

Off-Balance Sheet Arrangements

We do not maintain any off-balance sheet arrangements, transactions, obligations or other relationships with unconsolidated entities that would be expected to have a material current or future effect upon our financial condition or results of operations.

Plan of Operations

In order to commence operations, we will need to

Milestone	Timeline	Estimated Cost
Corporate development	1-3 months	$75,000-$150,000
Sale of public offering common shares	4-9 months	$345,000-$900,000
Develop infrastructure	10 months	$30,000 to $45,000
Acquire/lease equipment sufficient to commence operations	10-11 months	$1,356,000 -$3,800,000

While the development of the Company’s infrastructure is anticipated to take ten months, this process can overlap, to a great degree, with the processes leading to offering our services and generating revenue. We expect management’s expertise and the prior relationships they have developed will accelerate the process of creating and winning bids for sizeable projects.  Management has existing relationships with pipeline companies in 14 western states. We will begin seeking new business in early 1st quarter 2021 by aggressively commencing the bidding and engineering process on the most potentially profitable projects. Work on any awarded projects would likely commence in the 2nd quarter of 2021.

Our current cash balance is not sufficient to fund our current operations. We will need to obtain additional advances from our officers and directors and debt financing to raise much needed cash through the completion of the offering, which will be supplemented by our efforts to raise cash through the issuance of equity securities in this offering. We estimate that we will need to raise a minimum of $1,806,000 in order to commence our operations in the next twelve months.

In the event we are not successful in selling all of the securities to raise $25,000,000, we would give priority to allocating capital to the purchase of equipment and hardware and launching marketing and sales initiatives to develop sales in the industries we are currently working in. Any remaining capital would be used to fund our working capital needs.

In the event we are not successful in selling all of the securities to raise at least $1,806,000, we would utilize any available funds raised the following order of priority:

•for general and administrative expenses, including legal and accounting fees and administrative support expenses incurred in connection with our reporting obligations with the SEC.

•For marketing our services; and

•For the purchase/lease of equipment and hardware.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS

AND CONTROL PERSONS

The following persons listed below have been retained to provide services as director until the qualification and election of his successor.  All holders of common stock will have the right to vote for directors.

The board of directors has primary responsibility for adopting and reviewing implementation of the business plan of the Company, supervising the development business plan, review of the officers' performance of specific business functions.  The board is responsible for monitoring management, and from time to time, to revise the strategic and operational plans of the Company.  A director shall be elected by the shareholders to serve until the next annual meeting of shareholders, or until his or her death, or resignation and his or her successor is elected.

The names and ages of our directors and certain executive officers, and their positions with us, are as follows:

Name	Position	Term(s) of Office
Thomas Mohnen	Chief Executive Officer	January 17, 2020 to present
	Director	January 17, 2020 to present

J. Paul Geeding Jr.	Chief Operations Officer	January 17, 2020 to present
	Chairman of the Board	January 17, 2020 to present

Alan Josselyn	President	January 17, 2020 to present
	Director	January 17, 2020 to present

Leonard Stillman Jr.	Chief Financial Officer	January 17, 2020 to present
	Director	January 17, 2020 to present

Mark Braun	Director	May 15, 2020 to present

Resumes

Thomas Mohnen

Mr. Mohnen, age 65, has been the Chief Executive Officer and director of the Company since January 17, 2020.  Mr. Mohnen was the business development manager of A One Pipeline Services, LLC from November 2018 through present.  He was a sales executive of Newcastle Motors from November 2016 through November 2018.  He was the operating manager of Rattlesnake Ridge Ranch from May 2013 through present.

Mr. Mohnen studied Ag-Banking at Pipestone Area Vocational Technical Institute from August 1984 through June 1985.

J. Paul Geeding Jr.

Mr. Geeding, age 59, has been the Chief Operations Officer and director of the Company since January 17, 2020.  Since April 1997, Mr. Geeding has been a director of T.B.C.B. Investments, Inc.  Mr. Geeding has been the CEO of A One Pipeline Services from April 2012 through present day.

Alan Josselyn

Mr. Josselyn, age 58, has been the President and director of the Company since January 17, 2020.  From May 2019 to November 2019, Mr. Josselyn worked as a consultant for A One Pipeline Inc., providing services in in-field contract compliance and re-organization.  He worked in industrial welding while attending Mountainland Technical College from July 2017 to December 2018.  From April 2016 through February 2017, Mr. Josselyn operated tractor trailer trucks in pursuit of his CDL.  From January 2015 through January 2016, Mr. Josselyn worked as a seasonal resort cook for a variety of resorts and restaurants in Park City.

Mr. Josselyn received his Bachelor of Career Arts from Dallas Baptist University in 1987.  Mr. Josselyn worked for Shearson Lehman Brothers and attended their Institutional Investment Banking Corporate Institute. He also attended Advocates Business Consultants’ Mergers and Acquisitions Corporate Institute. From July 2017 through January 2019, Mr. Josselyn attended Mountainland Technical College and earned certificates in welding technology and pipe fitting technology.

Leonard Stillman Jr.

Mr. Stillman, age 77, has been the Chief Financial Officer and director of the Company since January 17, 2020.  Since April 2004, Mr. Stillman has been the owner of Business Plan Tools, LLC.  Mr. Stillman has been a director of Freedom Holding Corporation since April 2018.  Mr. Stillman was a director of BMB Munai, Inc. from October 2006 to November 2015.

Mr. Stillman earned his Bachelor of Science degree in mathematics from Brigham Young University in 1967 and his Masters of Business Administration from the University of Utah in 1984.

Mark Braun

Mr. Braun, age 50, has been a director of the Company since May 15, 2020.  Mr. Braun has been the owner of Newcastle Motors since January 2005, the owner of Culver’s of Spearfish since May 2009, and the owner of I-90 Self Storage since May 2019.

Mr. Braun attended Black Hills State University from 1988 through 1991.

Committees of the Board of Directors

We do not have standing audit, nominating or compensation committees, or committees performing similar functions. Our board of directors believes that it is not necessary to have standing audit, nominating or compensation committees at this time because the functions of such committees are adequately performed by our board of directors.

Code of Ethics Policy

Prior to the termination of this offering, ae intend to adopt a formal code of ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions.

Corporate Governance

There have been no changes in any state law or other procedures by which security holders may recommend nominees to our board of directors.  In addition to having no nominating committee for this purpose, we currently have no specific audit committee and no audit committee financial expert.  Based on the fact that our current business affairs are simple, any such committees are excessive and beyond the scope of our business and needs.

Indemnification

The Company shall indemnify to the fullest extent permitted by, and in the manner permissible under the laws of the State of Wyoming, any person made, or threatened to be made, a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he is or was a director or officer of the Company, or served any other enterprise as director, officer or employee at the request of the Company.

The board of directors, in its discretion, shall have the power on behalf of the Company to indemnify any person, other than a director or officer, made a party to any action, suit or proceeding by reason of the fact that he/she is or was an employee of the Company.

Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Company, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceedings) is asserted by such director, officer, or controlling person in connection with any securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issues.

Executive Compensation

The following table sets forth the compensation paid to officers and board of directors since inception. The table sets forth this information for salary, bonus, and certain other compensation to the board of directors and named executive officers since inception and includes all board of directors and officers from inception (January 3, 2020) to June 30, 2020.

Summary Compensation Table

Name and Principal Position (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards ($) (e)	Option Awards ($) (f)	Non-Equity Incentive Plan Compensation ($) (g)	Nonqualified Deferred Compensation Earnings ($) (h)	All Other Compensation(1) ($) (i)	Total ($) (j)
Thomas Mohnen Director	2020	-	-	-	-	-	-	10,000	10,000

Paul Geeding Jr. Chairman of the Board	2020	-	-	-	-	-	-	10,180	10,180

Alan Josselyn Director	2020	-	-	-	-	-	-	10,000	10,000

Leonard Stillman Jr. Director	2020	-	-	-	-	-	-	2,272	2,272

Mark Braun Director	2020	-	-	-	-	-	-	-	-

(1)An aggregate of 32,452,000 common shares were issued to the above officers and directors for services valued at $.001 per common share. No cash compensation, deferred compensation, pension benefits or long-term incentive plan awards were issued or granted to our management during the period from inception to June 30, 2020. Further, no member of management has been granted any option or stock appreciation rights, accordingly, no tables relating to such items have been included within this Item.

Outstanding Equity Awards

There are currently no equity awards outstanding.

Employment Agreements

The Company is currently negotiating employment agreements with Messrs. Mohnen, Stillman, Geeding, and Josselyn.  As of the date of this prospectus, no employment agreements have been executed.  The proposed terms of these agreements are as follows:

Each of the aforenamed executives shall have a term of office of seven years unless terminated prior to that time, and these agreements shall be automatically extended upon the same terms and conditions for successive one-year periods unless written notice is provided by the executive.  The executives are entitled to a base annual salary of $150,000 which may be increased each successive year of employment at the discretion of the Board.  Each executive is eligible to receive an annual performance bonus at the discretion of the Board.  The salary can be renegotiated once the Company starts generating revenues.

The Company will provide each executive a life insurance policy (with coverage not to exceed $100,000 death benefit) and group health, dental, vision and disability insurance plans for the coverage of medical expenses for the executive.  In addition, each executive shall receive twelve weeks of paid vacation, with the limitation that they shall not take more than four consecutive weeks of vacation without consent of the CEO and provided that reasonable efforts are taken to consider seasonal peaks.  Any unused time can be paid out or rolled over to the following year.  The Company will reimburse reasonable and necessary out-of-pocket business, entertainment and travel expenses incurred in the course of performing their duties.  The Company will provide each executive with a $2,000 per month automobile allowance and a $2,000 per month housing allowance (which can be increased to a total of $5,000 in the event that the Company requests the executive to live away from home).

Should the executive’s term of employment expire or should the executive be terminated for cause, the executive shall be entitled to receive any accrued but unpaid base salary and accrued by unused vacation time, any earned but unpaid annual bonus with respect to any completed fiscal year immediately preceding the termination date, reimbursement for unreimbursed business expenses properly incurred by the executive, and any employee benefits the executive may be entitled to as of the termination date.

Should the executive be terminated without cause, the Company shall pay the aforementioned accrued amounts, and a lump sum payment depending on how long the executive has been with the Company.  If the termination occurs before the two-year anniversary of the employment agreement, the Company shall pay a lump sum of $2,000,000.  If the termination occurs between the two-year anniversary and the four-year anniversary of the employment agreement, the Company shall pay a lump sum of $1,600,000.  If the termination occurs after the four-year anniversary of the employment agreement, the Company shall pay a lump sum of $1,200,000.

In the event that the executive is terminated without cause, the executive will have a one-time right to require that the Company purchase all shares of the Company’s stock held by the executive.  The executive must provide written notice of exercise within three months of such termination.  In the event that the executive is terminated for any reason other than termination without cause, the Company will have a one-time right to require that the executive sell all of the Company’s stock held by the executive.  The Company must provide written notice of exercise within three months of such termination.  The parties will negotiate in good faith to agree on a purchase price.  If they are unable to agree, the purchase price will be based on the Company valuation used in the most recent sale of Company stock if it occurred within the last six months.  If no such sale has occurred, the purchase price will instead be referred to an independent third-party valuation expert mutually agreed upon by all parties and the fair market value of the stock as determined by such expert shall be the purchase price.

In the event that an executive proposes to make any assignment, sale, disposition, or transfer of Company stock held by the executive to a third party in amounts greater than 5% of the currently issued and outstanding stock, the executive shall first deliver a written notice to the Company setting forth the material terms and conditions, including price and form of consideration and the identity of the proposed transferee.  Following the Company’s receipt of such notice, the Company shall, for a period of fourteen days thereafter, have the right, but not the obligation, to purchase all of the stock subject to such proposed transfer on the same terms and conditions specified in the executive’s notice.  The Company must provide written notice of its intent to exercise this right of first refusal within the same fourteen day period.  The executive is annually entitled to transfer up to five percent of the aggregate issued and outstanding stock of the Company owned by the executive without triggering this right of first refusal or without first getting Board approval.

Significant Employees

We have no significant employees who are not executive officers or directors.

Family Relationships

No officer or director of the Company has a family relationship with any other member of the Company.

Directorships

None

Involvement in Certain Legal Proceedings

During the past ten years, no director, promoter or control person:

has filed a petition under federal bankruptcy laws or any state insolvency laws, nor had a receiver, fiscal agent or similar officer appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

was convicted in a criminal proceeding or named subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him or her from or otherwise limiting the following activities:

Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

Engaging in any type of business practice; or

Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws;

was the subject of any order, judgment or decree, not subsequently reverse, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in the preceding bullet point, or to be associated with persons engaged in any such activity;

was found by a court of competent jurisdiction in a civil action or by the SEC to have violated any Federal or State securities law, and the judgment in such civil action or finding by the SEC has not been subsequently reversed, suspended, or vacated;

was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

any Federal or State securities or commodities law or regulation; or

any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or

any law or regulation prohibiting mail or wire fraud in connection with any business activity; or

was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, or any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act, or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

AND MANAGEMENT

The table below sets forth the beneficial ownership of our common stock, as of September 4, 2020, by:

•All of our current directors and executive officers, individually; and

•All persons who beneficially own more than 5% of our outstanding common stock.

The beneficial ownership of each person was calculated based on 32,452,000 common shares outstanding as of September 4, 2020.  The SEC has defined “beneficial ownership” to mean more than ownership in the usual sense. For example, a person has beneficial ownership of a share not only if he owns it in the usual sense, but also if he has the power (solely or shared) to vote, sell or otherwise dispose of the share. Beneficial ownership also includes the number of shares that a person has the right to acquire within 60 days, pursuant to the exercise of options or warrants or the conversion of notes, debentures or other indebtedness, but excludes stock appreciation rights. Two or more persons might count as beneficial owners of the same share. The inclusion herein of any shares listed as beneficially owned does not constitute an admission of beneficial ownership. Each person named in the table has sole voting and investment power with respect to all of the shares of our common stock shown as beneficially owned by such person, except as otherwise set forth in the notes to the table. Unless otherwise noted, the address of the following persons listed below is c/o Pipergy, Inc., 2096 Skull Creek Road, Four Corners, WY 82715.

The following table sets forth, as of September 4, 2020, the number and percentage of our outstanding shares of common stock owned by (i) each person known to us to beneficially own more than 5% of its outstanding common stock, (ii) each director, (iii) each named executive officer and significant employee, and (iv) all officers and directors as a group.

Name	Amount Owned	Percentage owned prior to the offering(1)	Percentage owned after the offering (2)(3)
Thomas Mohnen	9,973,000	30.7%	20.2%
J. Paul Geeding Jr.	10,180,000	31.4%	20.4%
Alan Josselyn	10,000,000	30.8%	20.0%
Leonard Stillman Jr.	2,272,000	7%	4.6%
Mark Braun	0	0%	0%
All Officers and Directors as a Group (five persons)	32,425,000	99.92%	65.2%

(1)Based upon 32,452,000 outstanding common shares as of September 4, 2020.

(2)Based on an estimated 44,952,000 common shares outstanding assuming completion of the offering.

(3)Assumes the sale of all of the shares being offered by the Selling Stockholders.

Changes in Control

There are no present arrangements or pledges of our securities that may result in a change in control of the Company.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Office Space

The Company has not had a need to rent office space. Thomas Mohnen, an officer/director/principal shareholder of the Company is allowing the Company to use his home as a mailing address, as needed, at no expense to the Company.

Advances

Mr. Mohnen advanced $102 for the incorporation and J. Paul Geeding, the COO of the company, provided $1,000 for the initial deposit to open the bank account. J. Paul Geeding paid the accounts payable of $7,500 for legal services out of his private funds.   The advances are due on demand and carry no interest.

Notes Payable – Related Party

Mr. Mohnen sold 27,000 restricted common shares of the Company held by him for $25,000 and loaned the proceeds to the Company.  The formal notes payable carries an annual interest rate of 9% and matures on June 20, 2021.

Promoters and Certain Control Persons

Except as indicated under the heading “Transactions with Related Persons” above, there have been no transactions since inception, or any currently proposed transaction in which we were or are to be a participant and the amount involved exceeds the lesser of $120,000 or one percent of the average of our total assets at year-end for the last three completed fiscal years.

Director Independence

There is no market for our securities.  Our common stock is presently not traded on any public market or securities exchange, and we have not applied for listing or quotation on any public market.  We intend to apply to be registered on the NASD OTCQB, which does not impose specific standards relating to director independence or the makeup of committees with independent directors or provide definitions of independence. In accordance with the rules of the SEC, we determine the independence of our directors by reference to the rules of The Nasdaq Stock Market. In accordance with such rules, the Board has determined that Mark Braun is an independent director. There were no transactions, relationships or arrangements not disclosed under the caption “Certain Relationships and Related Transactions” of this report that were considered by the Board of Directors under the applicable independence definitions in determining that there are no independent directors.

DESCRIPTION OF CAPITAL STOCK

The following statements constitute brief summaries of the Company's articles of incorporation and bylaws.

Authorized Capital

The total number shares that the Company has the authority to issue is five hundred million (500,000,000) common shares, par value $0.001 per common share, and one hundred million (100,000,000) preferred shares, par value $0.001 per preferred share.

Common Shares

The common shares of the Company have the following powers, rights, qualifications, limitations and restrictions:

•The holders of the common shares shall be entitled to one vote for each common share held by them of record at the time for determining the holders thereof entitled to vote.

•After the Company shall comply with the requirements, if any, with respect to the setting aside of funds as sinking funds or redemption or purchase accounts and subject further to any other conditions which may be affixed in accordance with the provisions hereof, then but not otherwise, the holders of common stock shall be entitled to receive such dividends, if any, as may be declared from time to time by the board of directors; and

•In the event of a voluntary or involuntary liquidation, distribution or sale of assets, dissolution or winding up of the Company, the holders of the common stock shall be entitled to receive all of the remaining assets of the Company, tangible and intangible, of whatever kind available for distribution to stockholders, ratably in proportion to the number of common shares held by each.

Preferred Shares

The Company, by resolution of its board of directors, may, from time to time, divide and issue the preferred shares in series.  Each series, when issued, shall be designated to distinguish them from the shares of all other series.  When designating a series of preferred shares, the board of directors will fix and determine the relative rights and preferences of the common shares to the full extent permitted by the Articles of Incorporation.

Transfer Agent

The Company has retained the services of Colonial Stock Transfer Company, Inc., 66 Exchange Place, 1st Floor, Salt Lake City, UT 84111 to act as its transfer agent.

SELLING STOCKHOLDERS

The following table details the name of the Selling Stockholders, the number of shares beneficially owned by the Selling Stockholders, and the number of shares that may be offered by the Selling Stockholders for resale under this prospectus. The Selling Stockholders may sell up to 3,100,000 common shares from time to time in one or more offerings under this prospectus. Because the Selling Stockholders may offer all, some or none of the shares they hold, and because, based upon information provided to us, there are currently no agreements, arrangements, or understandings with respect to the sale of any of the shares, no definitive estimate as to the number of shares that will be held by the Selling Stockholders after the offering can be provided. The Selling Stockholders have informed us that they are not registered broker-dealers and do not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities. Furthermore, the Selling Stockholders are not an affiliate of a broker-dealer. The following table has been prepared on the assumption that all common shares offered under this prospectus will be sold to parties unaffiliated with the Selling Stockholders.

This prospectus covers the resale of 3,100,000 common shares by the Selling Stockholders.

The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Exchange Act, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the selling stockholder has sole or shared voting power or investment power and also any shares, which the selling stockholder has the right to acquire within 60 days.

		Number of shares to be beneficially owned and percentage of beneficial ownership after the offering (1)(3)
Name of Selling Stockholder	Shares beneficially owned as of the date of this prospectus (1)(2)	Number of shares	Percentage of class
Thomas Mohnen	9,973,000	9,073,000	20.2%
Alan Josselyn	10,000,000	9,000,000	20.0%
J. Paul Geeding, Jr.	10,180,000	9,180,000	20.4%
Len Stillman	2,272,000	2,072,000	4.6%

1)Beneficial ownership is determined in accordance with SEC rules and generally includes voting or investment power with respect to common shares.  Common shares subject to options, warrants or other convertible securities currently exercisable or convertible, or exercisable or convertible within 60 days, are counted as outstanding for computing the percentage of the person holding such options, warrants or other convertible securities but are not counted as outstanding for computing the percentage of any other person.

2)The amount and percentage of common shares that will be beneficially owned by the Selling Stockholder after completion of the offering assume that they will sell all common shares being offered pursuant to this prospectus.

3)Based on 44,952,000 common shares issued and outstanding as of September 4, 2020.  All common shares being offered pursuant to this prospectus by the selling stockholder is counted as outstanding for computing the percentage beneficial ownership of such selling stockholder.

SHARES ELIGIBLE FOR FUTURE SALE

Upon the date of this prospectus, there are 32,452,000 common shares outstanding, none of which may be freely traded without registration or an applicable exemption.  The common shares being registered pursuant to this registration statement shall be freely tradable upon the effective date of the registration statement until the termination of the offering, unless sold.

Any additional common shares issued in the future but not registered with the Securities and Exchange Commission are restricted within the meaning of Rule 144 under the Securities Act and are subject to the resale provisions of Rule 144.

At the present time, re-sales or distributions of such shares are provided for by the provisions of Rule 144.  That rule is a so-called "safe harbor" rule that, if complied with, should eliminate any questions as to whether or not a person selling restricted shares has acted as an underwriter.

Rule 144(d) (1) states that if the issuer of the securities is, and has been for a period of at least 90 days immediately before the sale, subject to the reporting requirements of section 13 or 15(d) of the Exchange Act, a minimum of six months must elapse between the later of the date of the acquisition of the securities from the issuer, or from an affiliate of the issuer, and any resale of such securities.

Sales under Rule 144 are also subject to notice and manner of sale requirements and to the availability of current public information and must be made in unsolicited brokers' transactions or to a market maker.

A person who is not an affiliate of the Company under the Securities Act during the three months preceding a sale and who has beneficially owned such shares for at least six months is entitled to sell the shares under Rule 144 without regard to the volume, notice, information and manner of sale provisions.  Affiliates must comply with the restrictions and requirements of Rule 144 when transferring restricted shares even after the six month holding period has expired and must comply with the restrictions and requirements of Rule 144 in order to sell unrestricted shares.

No predictions can be made of the effect, if any, that market sales of common shares or the availability of such shares for sale will have on the market price prevailing from time to time.  Nevertheless, sales of significant amounts of our common shares could adversely affect the prevailing market price of the common shares, as well as impair our ability to raise capital through the issuance of additional equity securities.

DISCLOSURE OF COMMISSION POSITION ON

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company as provided in the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

ON ACCOUNTING AND FINANCIAL DISCLOSURE

None

MARKET FOR COMMON EQUITY AND RELATED

STOCKHOLDER MATTERS

There is a no public trading market for the common stock. No assurance can be given that a market for our common stock can be developed.

For any market that is maintained for our common stock, the resale of “restricted securities” pursuant to Rule 144 of the Commission by members of management or other persons may have a substantial adverse impact on any such public market.  Present members of management have already satisfied the one-year holding period of Rule 144 for public sales of a large portion of their holdings in the Company thereunder.

A minimum holding period of six months is required for resales under Rule 144. In addition, affiliates of the Company must comply with certain other requirements, including publicly available information concerning the Company; limitations on the volume of “restricted securities” which can be sold in any 90-day period; the requirement of unsolicited broker’s transactions; and the filing of a Notice of Sale on Form 144.

Holders

As of September 4, 2020, we have approximately six shareholders of record of our common stock.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the Company. Under Rule 144(k), a person who has not been one of our affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least six months, is entitled to sell shares without complying with the manner of sale, volume limitation or notice provisions of Rule 144.

Dividend Policy

As of the date of this annual report, we have not paid any dividends to shareholders. There are no restrictions which would limit our ability to pay dividends on common equity or that are likely to do so in the future. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend; we would not be able to pay our debts as they become due in the usual course of business; or our total assets would be less than the sum of the total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution

Recent Sales of Unregistered Securities

Since inception, the Company has issued 32,452,000 unregistered common shares for services at $.001 per common share to its officers and directors for services pursuant to an exemption under Section 4(a)(2) of the Securities Act.

Issuer Purchases of Equity Securities

We have not repurchased any of our common shares since inception.

EXPERTS

Our financial statements as of June 30, 2020 appearing in this prospectus and in the registration statement have been audited by Haynie & Company, an independent registered public accounting firm and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

LEGAL PROCEEDINGS

From time to time, we may become involved in various lawsuits and legal proceedings that may arise in the ordinary course of business. However, litigation is subject to inherent uncertainties and an adverse result in these or other matters may arise from time to time that may have an adverse effect on our business, financial conditions, or operating results. We are not aware of any legal proceedings or claims that will have, individually or in the aggregate, a material adverse effect on our business, financial condition or operating results.

LEGAL MATTERS

The validity of the common shares being offered hereby will be passed upon by J.M. Walker & Associates, Attorneys At Law, Centennial, Colorado.

WHERE YOU CAN FIND MORE INFORMATION

At your request, we will provide you, without charge, a copy of any document filed as exhibits in this prospectus. If you want more information, write us at 2096 Skull Creek Road, Four Corners, WY 82715 or call us at: (307) 746-8673.

Our fiscal year ends on December 31.

We have filed a registration statement on Form S-1 under the Securities Act with the SEC for the securities offered hereby.  This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules which are part of the registration statement.  For additional information about us and our securities, we refer you to the registration statement and the accompanying exhibits and schedules.  Statements contained in this prospectus regarding the contents of any contract or any other documents to which we refer are not necessarily complete.

In each instance, reference is made to the copy of the contract or document filed as an exhibit to the registration statement, and each statement is qualified in all respects by that reference.  Copies of the registration statement and the accompanying exhibits and schedules may be inspected without charge (and copies may be obtained at prescribed rates) at the public reference facility of the SEC at Room 1024, 100 F Street, N.E. Washington, D.C. 20549.

You can request copies of these documents upon payment of a duplicating fee by writing to the SEC. You may call the SEC at 1-800-SEC-0330 for further information on the operation of its public reference rooms. Our filings, including the registration statement, will also be available to you on the Internet web site maintained by the SEC at http://www.sec.gov.

Pipergy Inc.

Index to the Audited Financial Statements

Report of Independent Registered Public Accounting Firm38

Balance Sheet at June 30, 202039

Statement of Operations for the Period from January 3, 2020 (Inception)

  To June 30, 202040

Statement of Stockholders’ Equity for the Period from January 3, 2020

  (Inception) to June 30, 202041

Statement of Cash Flows for the Period from January 3, 2020 (Inception)

  To June 30, 202042

Notes to Audited Financial Statements43

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and

Stockholders of Pipergy, Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheet of Pipergy, Inc. (the Company) as of June 30, 2020 and the related statement of operations, stockholders’ equity, and cash flows for the period from January 3, 2020 (date of inception) through June 30, 2020, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of June 30, 2020 and the results of its operations and its cash flows for the period from January 3, 2020 (date of inception) through June 30, 2020, in conformity with accounting principles generally accepted in the United States of America.

Consideration of the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As more fully described in Note 2 to the financial statements, the Company has incurred net losses and has an accumulated deficit. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2 to the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Haynie & Company

Salt Lake City, Utah

August 4, 2020

We have served as the Company’s auditor since 2020.

PIPERGY INC.

BALANCE SHEET

(audited)

June 30, 2020
ASSETS
CURRENT ASSETS:
Cash	$ 5,485
Total Current Assets	$ 5,485

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts Payable	$ 5,000
Advances - Related Parties	8,602
Notes Payable	25,000
Total Current Liabilities	$ 38,602

STOCKHOLDERS' EQUITY:
Preferred Stock, $0.001 par value, 100,000,000 shares authorized, no shares issued and outstanding	-
Common Shares, $0.001 par value, 500,000,000 shares authorized, 32,452,000 shares issued and outstanding	32,452
Accumulated Deficit	(65,569)
Total Stockholders' Equity	(33,117)
Total Liabilities and Stockholders' Equity	$ 5,485

The accompanying notes are an integral part of these financial statements.

PIPERGY INC.

STATEMENT OF OPERATIONS

(audited)

January 3, 2020 (Date of Inception) Through June 30, 2020
Expenses:
Operating Expenses	$ 65,569
Total Expenses	65,569

Loss Before Income Taxes	(65,569)
Income Tax Expense	-

NET LOSS	$ (65,569)

Loss per Common Share
Basic and Diluted	$ (0.00)
Weighted Average Number of Shares (basic and diluted)	29,549,363

The accompanying notes are an integral part of these financial statements.

PIPERGY INC.

STATEMENT OF STOCKHOLDERS’ EQUITY

January 3, 2020 (Date of Inception) through June 30, 2020

(audited)

	Preferred Stock Shares	Preferred Stock Amount	Common Stock Shares	Common Stock Amount	Additional Paid In Capital	Subscription Receivable	Accumulated Deficit	Total Equity
Balance at January 3, 2020	-	$ -	-	$ -	$ -	$ -	$ -	$ -
Stock issued for compensation	-	-	32,452,000	32,452	-	-	-	32,452
Net Loss	-	-	-	-	-	-	(65,569)	(65,569)

Balance at June 30, 2020	-	$ -	32,452,000	$ 32,452	$ -	$ -	$(65,569)	$(33,117)

The accompanying notes are an integral part of these financial statements.

PIPERGY INC.

STATEMENT OF CASH FLOWS

(audited)

January 3, 2020 (Date of Inception) Through June 30, 2020
Cash Flows from Operating Activities:
Net Loss	$ (65,569)
Adjustments to Reconcile Net Loss to Net Cash Used by Operating Activities:
Stock issued for compensation	32,452
Change in Operating Assets and Liabilities A/P and Accrued Expenses	13,602
Net Cash Provided by Operating Activities	(19,515)

Cash Flows from Investing Activities:	-

Cash Flows from Financing Activities:
Proceeds from Related Party Note Payable	25,000
Net Cash Provided by Financing Activities	25,000
Net Increase (Decrease) in Cash	5,485
Cash at Beginning of Period	-
Cash at End of Period	$ 5,485

Supplemental Disclosures of Cash Flow Information:
Cash paid during the period for:
Interest	$ -
Income taxes	$ -

The accompanying notes are an integral part of these financial statements.

PIPERGY INC.

NOTES TO AUDITED FINANCIAL STATEMENTS

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization – Pipergy Inc. (“the Company”) was organized under the laws of the State of Wyoming on January 3, 2020. The Company is in the oil and gas pipeline maintenance industry. The Company was organized to provide a vehicle for participating in potentially profitable business ventures which may become available through the personal contacts of, and at the complete discretion of, the Company’s officers and directors. The Company has, at the present time, not paid any dividends and any dividends that may be paid in the future will depend upon the financial requirements of the Company and other relevant factors.

Cash and Cash Equivalents – The Company considers all highly liquid debt investments purchased with a maturity of three months or less to be cash equivalents.

Income Taxes – The Company accounts for income taxes in accordance with ASC Topic No. 740, “Accounting for Income Taxes”.

The Company has no tax positions at June 30, 2020 for which the ultimate deductibility is highly certain but for which there is uncertainty about the timing of such deductibility.

The Company recognizes interest accrued related to unrecognized tax benefits in interest expense and penalties in operating expenses. During the period ended June 30, 2020, the Company recognized no interest and penalties. The Company had no accruals for interest and penalties at June 30, 2020.

Loss Per Share – The Company computes loss per share in accordance with ASC Topic No. 260, Earnings Per Share, which requires the Company to present basic and dilutive loss per share when the effect is dilutive.  At June 30, 2020, the computed loss per basic/diluted share was $(0.00),

Accounting Estimates – The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosures of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimated by management.

NOTE 2 – GOING CONCERN

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern. However, the Company was only recently formed, has not yet established profitable operations and has incurred losses since inception. These factors raise substantial doubt about the ability of the Company to continue as a going concern. In this regard, management is proposing to raise additional funds not provided by operations through loans or through sales of its common stock. There is no assurance that the Company will be successful in raising this additional capital or in achieving profitable operations. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

NOTE 3 – RELATED PARTY TRANSACTIONS

Management Compensation – For the period from inception to June 30, 2020, the Company did not pay any cash compensation to its officers and directors.  For the period from inception to June 30, 2020, the Company issued common shares as follows: 10,000,000 shares to Thomas J. Mohnen (CEO); 10,180,000 shares to J. Paul Geeding, Jr. (COO), 10,000,000 shares to Alan R. Josselyn (President); and 2,272,000 shares to Leonard M. Stillman Jr. (CFO). The common shares were issued as compensation for services rendered in forming the company, providing specialized expertise, and time and materials provided. The common shares were valued at the common stock par value of $0.001 for a total value of $32,452.

Office Space – The Company has not had a need to rent office space. An officer/shareholder of the Company is allowing the Company to use his home as a mailing address, as needed, at no expense to the Company.

Tom Mohnen, the CEO of the company, paid $102 for the incorporation and J. Paul Geeding, the COO of the company, provided $1,000 for the initial deposit to open the bank account. J. Paul Geeding paid the accounts payable of $7,500 for legal services provided to the Company out of his private funds.  Tom Mohnen sold personal non-registered stock for $25,000 and loaned the proceeds to the Company.  There is a formal note with 9% interest due on June 20, 2021.

NOTE 4 – CAPITAL STOCK

Preferred Stock – The Company currently has 100,000,000 shares of preferred stock authorized with a par value of $.001 per share. At January 16, 2020, the Company had no shares of preferred stock issued and outstanding.

Common Stock – The Company currently has 500,000,000 shares of common stock authorized with a par value of $.001 par value. At June 30, 2020, the Company had 32,452,000 shares of common stock issued and outstanding. Shares issued were as follows: 10,000,000 shares to Thomas J. Mohnen (CEO); 10,180,000 shares to J. Paul Geeding, Jr. (COO), 10,000,000 shares to Alan R. Josselyn (President); and 2,272,000 shares to Leonard M. Stillman Jr. (CFO). Shares were issued as compensation for services rendered in forming the company, providing specialized expertise, and time and materials provided. Shares were valued at the common stock par value of $0.001 for a total value of $32,452.

NOTE 5 – SUBSEQUENT EVENTS

The Company has evaluated subsequent events from the balance sheet date through the date which the financial statements were available to be issued and determined there are no events to disclose.

Up to a Maximum of 12,500,000 Common Shares

At $2.00 per common share

3,100,000 common shares to be offered for resale by Selling Stockholders

Prospectus

PIPERGY, INC.

September 4, 2020

YOU SHOULD ONLY RELY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS.  WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION DIFFERENT FROM THAT CONTAINED IN THIS PROSPECTUS. THE SELLING STOCKHOLDER ARE OFFERING TO SELL, AND SEEKING OFFERS TO BUY, COMMON SHARES ONLY IN JURISDICTIONS WHERE OFFERS AND SALES ARE PERMITTED.

Until ____________, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus.  This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II – INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.  Other Expenses of Issuance and Distribution

The following table sets forth the estimated expenses to be incurred in connection with the distribution of the securities being registered.

We shall pay the following estimated expenses.

SEC Registration Fee$  4,049.76

State filing fees7,500.00

Printing Expenses 500.00

Legal Fees and Expenses  25,000.00

Accounting Fees and Expenses5,000.00

Miscellaneous       2,950.24

TOTAL$45,000.00

Item 14.  Indemnification of Directors and Officers

We shall indemnify any officer or director or any former officer or director, to the full extent permitted by law.  We shall indemnify any officer or director in connection with any proceedings, including appeals, if he or she acted in good faith and in a manner he or she reasonably believed to be in our best interests and they had no reasonable cause to believe that his or her conduct was unlawful.  The termination of any proceeding by judgment, order, settlement, or conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in our best interests or had reasonable cause to believe that his or her conduct was unlawful.

At present, there is no pending litigation or proceeding involving any of our directors or executive officers as to which indemnification is required or permitted, and we are not aware of any threatened litigation or preceding that may result in a claim for indemnification.

We do not have any insurance policies covering our officers and directors with respect to certain liabilities, including liabilities arising under the Securities Act or otherwise.

Item 15.  Recent Sales of Unregistered Securities

Since inception, the Company has issued 32,452,000 unregistered common shares for services valued at $.001 per common share to its officers and directors for services pursuant to an exemption under Section 4(a)(2) of the Securities Act.

Item 16.  Exhibits and Financial Statement Schedules

The following exhibits are filed as part of this registration statement:

3.1Articles of Incorporation dated January 3, 2020 incorporated by reference to Form S-1, file #333-240364 filed on August 4, 2020

3.2Bylaws incorporated by reference to Form S-1, file #333-240364 filed on August 4, 2020

5.1Consent and Opinion of J.M. Walker & Associates regarding legality of the securities being registered incorporated by reference to Form S-1, file #333-240364 filed on August 4, 2020

10.1Promissory Note by and between Company and Thomas Mohnen dated June 19, 2020

11Statement of Computation of Per Share Earnings – This Computation appears in the Financial Statements

23.1Consent of Haynie & Company

Item 17.  Undertakings

(a) The undersigned registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

       i. To include any prospectus required by Section 10(a) (3) of the Securities Act of 1933;

       ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

 (5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(ii)If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Newcastle, State of Wyoming, on September 4, 2020.

Pipergy, Inc.

By: /s/Thomas Mohnen

      Thomas Mohnen

      Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Thomas MohnenSeptember 4, 2020

Thomas Mohnen

Chief Executive Officer, Director

/s/ J. Paul Geeding Jr.September 4, 2020

J. Paul Geeding Jr.

Chief Operations Officer, Chairman of the Board

/s/ Alan JosselynSeptember 4, 2020

Alan Josselyn

President, Director

/s/ Leonard Stillman, Jr.September 4, 2020

Leonard Stillman, Jr.

Chief Financial Officer/Controller,

Director

/s/ Mark BraunSeptember 4, 2020

Mark Braun

Director